EXHIBIT 23.1

Consent of Independent Registered Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 033-52877) pertaining to the Arkansas Best 401(k) Savings Plan of our report dated May 13, 2005, with respect to the financial statements and schedule of the Arkansas Best 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ BKD, llp

BKD, LLP
Fort Smith, Arkansas
June 24, 2005

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